Exhibit 2.3

                    REINSTATEMENT OF AND SECOND AMENDMENT TO
                 CONTRACT FOR THE PURCHASE AND SALE OF PROPERTY

     THIS REINSTATEMENT OF AND SECOND AMENDMENT TO CONTRACT FOR THE PURCHASE AND SALE OF PROPERTY (this "Reinstatement") is made and entered into as of the 24th day of January, 2000, by and among RIDGEWOOD ORLANDO, INC., a Florida corporation ("ROI") and RIDGEWOOD HOTELS, INC., a Delaware corporation ("RHI"), as sellers (hereinafter sometimes collectively referred to as "Seller"), and FULGENT STREET MOTEL & HOTEL, INC., a Florida corporation, as purchaser (hereinafter referred to as "Purchaser").

                                   WITNESSETH:

     WHEREAS, Seller and Purchaser are parties to that certain Contract for the Purchase and Sale of Property having an effective date of June 18, 1999, with respect to the proposed sale to Purchaser of the Property, as defined therein; and

     WHEREAS, Seller and Purchaser entered into that certain First Amendment to Contract for the Purchase and Sale of Property dated as of October 16, 1999, with respect to the Property; (the said Contract for the Purchase and Sale of Property, as amended by the said First Amendment to Contract for the Purchase and Sale of Property, being hereinafter referred to as the "Contract");and

     WHEREAS, the Contract expired by its terms by virtue of the transaction described therein not closing on or before January 24, 2000; and

     WHEREAS, Seller and Purchaser have agreed to reinstate the Contract and all parts thereof, effective as of the date this Reinstatement is executed by both Seller and Purchaser, subject to those certain modifications contained herein.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the sum of Ten and No/100 Dollars ($10.00), in hand paid by each party to the other, and other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, Seller and Purchaser agree as follows:

     1. Reinstatement. The foregoing recitals are true and correct and are incorporated herein by this reference. The Contract, as hereinafter amended, is hereby reinstated.

     2. Capitalized Terms. The terms and words of art used herein, as indicated by the initial capitalization thereof, shall have the same respective meaning designated for such terms and words of art in the Contract.

     3. The Contract is hereby amended by deleting the first sentence of Section 3 of the Contract and by substituting in lieu thereof the following sentence:

          "3. Purchase Price; Method of Payment. The purchase price (the "Purchase Price") to be paid by Purchaser to Seller for and in consideration of the conveyances described in Section 10 hereof shall be FIVE MILLION THREE HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($5,350,000.00)."

     4. The Contract is hereby further amended by deleting Subparagraph 3(a) of the Contract and by substituting in lieu thereof the following:

          "(a) INTENTIONALLY DELETED"

     5. The Contract is hereby further amended by deleting Subparagraph 3(b) of the Contract and by substituting in lieu thereof the following:

          "(b) Purchaser shall execute and deliver to ROI a purchase money real estate note (the "Purchase Money Note"), in form and substance satisfactory to ROI, in the original principal amount of TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($250,000.00), with interest at a fixed rate equal to the prime rate plus one half percent (1/2%) per annum as announced by Bank of America, N.A. on the last business day before Closing, amortized over a five (5) year period and payable in equal monthly installments of principal and interest commencing on the Conversion Date (hereinafter defined), with the entire balance due on the date (the "Maturity Date") which is the earlier of (i) five (5) years from the date of the Purchase Money Note or
     (ii) the date of the sale or transfer of the Property. Interest shall accrue under the Purchase Money Note from the date of execution through the Maturity Date. Commencing on the first (1st) day (the "Conversion Date") of the thirteenth (13th) month following the month in which Closing occurs, and continuing on the (1st) day of each succeeding calendar month thereafter through and including the (1st) day of the calendar month in which the Maturity Date occurs, Purchaser shall pay to ROI equal consecutive monthly installments of principal and interest, each of which shall be in an amount equal to the outstanding principal balance of the Loan and all interest accrued thereon as of the Conversion Date divided by
     48. The indebtedness evidenced by the Purchase Money Note shall be secured by a second priority purchase money mortgage executed and delivered by Purchaser to ROI, conveying and covering the Hotel Tract, in form and substance satisfactory to ROI; and"

     6. Purchaser acknowledges that the conditions to Purchaser's obligations set forth in subparagraphs (f), (g), (i), (j) and (k) of Section 9 of the Contract have either been satisfied by Seller or waived by Purchaser and are no longer conditions to Purchaser's obligations under the Contract.

     7. The Contract is hereby further amended by deleting the first sentence of
Section 10 of the Contract and by substituting in lieu thereof the following sentence:

          "10. The consummation of the sale by Seller and the purchase by Purchaser of the Property (herein referred to as the "Closing") shall be held on or before April 12, 2000, at such time and date ("Closing Date") as shall be designated by Purchaser in a written notice to Seller not less than ten (10) days prior to the date specified in such notice. For purposes of the Closing, the parties hereto hereby agree that any signature on any document necessary to consummate this transaction transmitted by facsimile shall be binding upon and enforceable against, and shall inure to the benefit of, the parties hereto and their respective successors, legal representatives and assigns, as if such signature were an original."

     8. The Contract is hereby further amended by inserting a new Section 36 as follows:

          "36. Purchaser and ROI have executed the Management Agreement, to be effective as of the Closing Date, pursuant to which Purchaser has engaged ROI to manage the Hotel upon the terms and conditions agreed upon therein by ROI and Purchaser, including, without limitation, payment by Purchaser to ROI of a management fee equal to three and one half percent (3.5%) of gross room sales of the Hotel, plus an accounting fee equal to One Thousand Two Hundred and No/100 Dollars ($1,200.00) per month. The terms and provisions of this Section 36 shall survive the Closing and shall remain in full force and effect as of the Closing Date."

     9. For purposes of this Reinstatement, the parties hereto hereby agree that any signature attached hereto necessary to effectuate this Reinstatement transmitted by facsimile shall be binding upon and enforceable against, and shall inure to the benefit of, the parties hereto and their respective successors, legal representatives and assigns, as if such signature were an original.

     10. This instrument may be executed in counterparts, and each counterpart shall be deemed an original, but all such counterparts shall together constitute one and the same instrument. Furthermore, in making any of the disbursements set forth herein, or in taking any action contemplated hereby, the Closing Attorney is authorized to rely upon any facsimile signature of any party.

     11. The Contract, as modified by this Reinstatement, remains in full force and effect in accordance with its terms, and Purchaser and Seller hereby ratify the same.



                      [Signatures Begin on Following Page]

IN WITNESS WHEREOF, the undersigned have caused this Reinstatement to be executed by their duly authorized representatives, under seal, as of the date and year first above written.


                  "PURCHASER"          FULGENT STREET MOTEL & HOTEL, INC.,
                                       a Florida corporation

                                       By:
                                           -------------------------------------
                                       Its:
                                            ------------------------------------


                                       Attest:
                                               ---------------------------------
                                       Its:
                                            ------------------------------------

                                                        [CORPORATE SEAL]




                  "SELLER"             RIDGEWOOD ORLANDO, INC.,
                                       a Florida corporation


                                       By:
                                           -------------------------------------
                                       Its:
                                            ------------------------------------


                                       Attest:
                                               ---------------------------------
                                       Its:
                                            ------------------------------------

                                                        [CORPORATE SEAL]



                                       RIDGEWOOD HOTELS, INC.,
                                       a Florida corporation


                                       By:
                                           -------------------------------------
                                       Its:
                                            ------------------------------------


                                       Attest:
                                               ---------------------------------
                                       Its:
                                            ------------------------------------